Exhibit 1

Transactions in the Securities of the Issuer During the Past Sixty Days

Nature of the Transaction	Amount of Securities Purchased/Sold	Price ($)	Date of Purchase/Sale

PHILOTIMO FUND, LP

Sale of Common Stock	(28,908)	1.7725	05/13/2025
Sale of Common Stock	(93,996)	2.2001	05/20/2025
Sale of Common Stock	(144,959)	2.2012	05/20/2025
Sale of Common Stock	(40,713)	2.0770	05/21/2025
Sale of Common Stock	(128,482)	2.0983	05/21/2025

PHILOTIMO FOCUSED GROWTH & INCOME FUND

Sale of Common Stock	(38,320)	1.7725	05/13/2025
Sale of Common Stock	(125,328)	2.2001	05/20/2025
Sale of Common Stock	(193,279)	2.2012	05/20/2025
Sale of Common Stock	(54,284)	2.0770	05/21/2025
Sale of Common Stock	(171,309)	2.0983	05/21/2025

KANEN WEALTH MANAGEMENT, LLC (through the Managed Accounts)

Sale of Common Stock	(4,131)	2.2001	05/20/2025
Sale of Common Stock	(6,371)	2.2012	05/20/2025
Sale of Common Stock	(1,789)	2.0770	05/21/2025
Sale of Common Stock	(5,647)	2.0983	05/21/2025

DAVID L. KANEN

Sale of Common Stock	(345)	2.2001	05/20/2025
Sale of Common Stock	(532)	2.2012	05/20/2025
Sale of Common Stock	(150)	2.0770	05/21/2025
Sale of Common Stock	(471)	2.0983	05/21/2025